Exhibit 10.11(C)

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of March 21, 2019 (“Execution Date”), by and between BERKELEY LIGHTS, INC., a Delaware corporation (“Subtenant”) and EXPONENTIAL INTERACTIVE, INC., a Delaware corporation (“Sublandlord”) who agree as follows:

1. RECITALS. This Sublease is made with reference to the following facts and objectives:

1.1 EMERY STATION JOINT VENTURE, LLC, a California limited liability company (“Master Landlord”), as “Landlord”, and Sublandlord, as “Tenant”, entered into that certain Office Lease dated October 13, 2014, as modified by Rider 1 (collectively, the “Master Lease”), pursuant to which Master Landlord leases to Sublandlord the premises consisting of approximately 12,058 square feet commonly known as 5858 Horton Street, Suite 300, Emeryville, California (the “Leased Premises”). A copy of the Master Lease is attached as Exhibit A to this Sublease.

1.2 Subtenant desires to sublet from Sublandlord, and Sublandlord is willing to sublet to Subtenant, the Subleased Premises consisting of a portion of the Leased Premises on the terms and conditions contained in this Sublease.

2. SUBLEASED PREMISES. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the premises containing approximately 5,400 square feet as currently depicted on Exhibit B attached to this Sublease (the “Subleased Premises”). Prior to the Sublease Term Commencement Date, Subtenant and Sublandlord will mutually determine the exact boundaries and measure the exact square footage of the Subleased Premises, which, for purposes of this Sublease, will then serve as the description and size of the Subleased Premises.

3. USE. Subtenant shall occupy and use the Subleased Premises only for the use permitted by Section 1.1(12) of the Master Lease. Subtenant shall not cause or allow any use, act or omission that will violate any of the provisions of the Master Lease.

4. TERM. The term of this Sublease shall commence on the Sublease Term Commencement Date (as defined in Section 5 below) and shall expire on February 28, 2022, unless sooner terminated pursuant to the terms hereof (the “Expiration Date”). At least twelve (12) months prior to the Expiration Date, Sublandlord and Subtenant shall meet to discuss each party’s future space needs (the “Space Needs Meeting”). Following the Space Needs Meeting, Sublandlord shall provide Subtenant written notice (“Renewal Notice”) not less than thirty (30) days before the expiration of the period of time for which Sublandlord as Tenant can exercise its Renewal Option pursuant to, Section 2.6 of the Master Lease (i.e., April 30, 2021, which is ten (10) months prior to the expiration of the initial term of the Master Lease) on its determination to exercise the Renewal Option. In the Renewal Notice, Sublandlord will notify Subtenant whether or not Sublandlord wishes to exercise the Renewal Option pursuant to the Master Lease and, if Sublandlord wishes to exercise the Renewal Option, whether or not Sublandlord wishes to occupy all of the Leased Premises (and reclaim all of the Subleased Premises) during the Renewal Term.

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4.1 If the Renewal Notice states that Sublandlord elects to exercise its Renewal Option pursuant to the Master Lease and Sublandlord does not intend to reclaim the Subleased Premises, then Sublandlord and Subtenant agree that Subtenant shall have the right, to be exercised by written notice provided by Subtenant to Sublandlord within fifteen (15) days after Subtenant’s receipt of the Renewal Notice, to extend the term of this Sublease to February 28, 2027 with respect to the entirety of the then Subleased Premises (and including, if applicable, any Additional Space pursuant to the Right of First Offer provided for in Section 19). In the event the initial term of this Sublease is extended pursuant to this Section 4.1, the Extension Term will commence on March 1, 2022 and expire on February 28, 2027, unless otherwise agreed to in writing by the parties, and unless sooner terminated pursuant to the terms of this Sublease.

4.2 If the Renewal Notice states that Sublandlord elects to exercise its Renewal Option pursuant to the Master Lease, but Sublandlord does intend to reclaim the Subleased Premises during the Renewal Term, then Sublandlord and Subtenant agree that Subtenant shall have the right, to be exercised by written notice provided by Subtenant to Sublandlord within fifteen (15) days after Subtenant’s receipt of the Renewal Notice, to extend the term of this Sublease to December 31, 2023 with respect to the entirety of the then Subleased Premises (and including, if applicable, any Additional Space pursuant to the Right of First Offer provided for in Section 19). In the event the initial term of this Sublease is extended pursuant to this Section 4.2, the Extension Term will commence on March 1, 2022 and expire on December 31, 2023, unless sooner terminated pursuant to the terms of this Sublease.

4.3 If the Renewal Notice provides that Sublandlord elects to exercise the Renewal Option, but Subtenant subsequently does not exercise the right to extend the term of this Sublease pursuant to Section 4.1 or Section 4.2 above, Sublandlord thereafter has the option, in its sole discretion, to either exercise the Renewal Option or to not exercise the Renewal Option. In the event the initial term of this Sublease is extended by the Extension Term, then during the Extension Term, all of the terms and conditions set forth in this Sublease as applicable to the Subleased Premises (and including, if applicable, any Additional Space pursuant to the Right of First Offer provided for in Section 19) during the initial term shall apply during the Extension Term, including with respect to Sublease Monthly Rent as set forth in Section 7. The initial term of this Sublease and any Extension Term shall be collectively referred to as the “Sublease Term”. If the Master Lease expires or terminates, this Sublease will terminate on the same date therewith without obtaining Master Landlord’s and Sublandlord’s written consent.

4.4 If the Renewal Notice states that Sublandlord does not elect to exercise its Renewal Option pursuant to the Master Lease, then Sublandlord and Subtenant agree that, provided Master Landlord releases Sublandlord from all liability under the Master Lease accruing after the expiration of the initial Term of the Master Lease (i.e., February 28, 2022), Sublandlord shall (i) assign its interest in the Master Lease to Subtenant and (ii) if such assignment is not effective at least ten (10) days prior to expiration of the period of time for which Sublandlord as Tenant can exercise its Renewal Option (i.e., May 21, 2021), in accordance with the Master Lease (subject to the effectiveness of such assignment). It is the intention of Sublandlord and Subtenant that upon such assignment, Subtenant shall step into the shoes of Sublandlord under the Master Lease, as the term is extended by the Renewal Term for the entirety of the Leased Premises (as such terms are defined in the Master Lease).

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5. DELIVERY; EFFECTIVE DATE. The “Sublease Term Commencement Date” is the date Sublandlord delivers possession of the Subleased Premises to Subtenant in its current “AS IS” condition along with evidence of Master Landlord’s consent to this Sublease as required by Section 15 below. Sublandlord will undertake reasonable good faith efforts to obtain Master Landlord’s consent to this Sublease, provided Sublandlord will have no liability in the event it is unable to obtain Master Landlord’s consent. Sublandlord will use reasonable efforts to deliver possession of the Subleased Premises to Subtenant within ten (10) business days after the date Sublandlord has received Master Landlord’s consent to this Sublease. A request for approval by Master Landlord to allow Subtenant to install a partition delineating the Subleased Premises from the remainder of the Leased Premises as set forth in Exhibit C attached hereto, will be included in obtaining Master Landlord’s consent to this Sublease. If Sublandlord has not received Master Landlord’s consent to this Sublease and has not delivered the Subleased Premises to Subtenant within sixty (60) days after the Execution Date, either party, upon written notice to the other, may terminate this Sublease. Prior to delivery, Sublandlord will repair any damage to the Subleased Premises resulting from the removal of Sublandlord’s signage, wall decals, wall mounted items and furniture. Subtenant will accept the Subleased Premises in its current “AS IS” condition; provided upon delivery, the building systems (e.g., HVAC, electrical, lighting and plumbing) serving the Subleased Premises will be in good working order and the existing network cabling for the Subleased Premises shall remain intact. Subject to Section 16 below, all improvements and alterations required at the Subleased Premises shall be made by Subtenant at Subtenant’s sole cost and expense. Subtenant shall return the Subleased Premises in the same condition as delivered to Subtenant as of the Sublease Term Commencement Date (including removing any Subtenant improvements provided that Sublandlord shall confirm with Subtenant thirty (30) days before the end of the Sublease Term which Subtenant improvements Subtenant is required to remove), reasonable wear and tear and casualty excepted.

6. EARLY ACCESS. Subtenant shall have the right, preceding the Sublease Term Commencement Date but after Sublandlord has received Master Landlord’s consent to this Sublease, to enter the Subleased Premises solely for the installation of Subtenant’s cabling, equipment and furniture and the installation of Subtenant’s initial improvements (which shall be subject to the requirements of Section 16 below). Subtenant’s early entry will be coordinated with Sublandlord, will not interfere with Sublandlord moving out of the Subleased Premises and will be subject to all of the terms and requirements of the Sublease (including Subtenant’s indemnity, insurance and maintenance and repair obligations), provided the term will not start until the Sublease Term Commencement Date. Subtenant shall not be obligated to pay rent or other fees, expenses and taxes during the early access period.

7. SUBLEASE MONTHLY RENT. Beginning on the Sublease Term Commencement Date (“STCD”), Subtenant shall pay to Sublandlord in advance on the first day of each calendar month of the Sublease Term without deduction, offset, prior notice or demand, in lawful money of the United States of America, the following amounts as monthly rent for the Subleased Premises (“Sublease Monthly Rent”):

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Sublease Term	Monthly Rental Rate	Sublease Monthly Rent
STCD to 2/29/20	$3.64 psf per month	$19,656 per month
3/1/20 to 2/28/21	$3.75 psf per month	$20,250 per month
3/1/21 to 2/28/22	$3.86 psf per month	$20,844 per month
Extension Term*	Fair Market Rate psf per month **	Fair Market Rate per month**

*	Subtenant to pay to Sublandlord such Sublease Monthly Rent only in the event the initial term of this Sublease is extended by the Extension Term in accordance with Sections 4.1 or 4.2.
**	As determined pursuant to Section 2.6 of the Master Lease.

If any month during the Sublease Term shall be less than a complete month, Sublease Monthly Rent for such month will be prorated on a thirty (30) day per month basis.

8. ADDITIONAL RENT. Commencing on January 1, 2020, Subtenant will pay directly to Sublandlord (in monthly payments equal to 1/12 of the total annual amount), concurrent with payment of Sublease Monthly Rent, Subtenant’s Share (as defined below) of the amount of Operating Expenses and Taxes paid by Sublandlord under the Master Lease for each calendar year thereafter during the term in excess of Operating Expenses and Taxes paid by Sublandlord under the Master Lease for the 2019 calendar year. The term “Subtenant’s Share” means the rentable square feet of the Subleased Premises divided by 12,058 (with Subtenant’s Share is currently estimated to be 44.8% [5,400 sf / 12,058 sf]). The terms “Operating Expenses” and “Taxes” shall have the same meanings as set forth in the Master Lease. Sublandlord will furnish to Subtenant Landlord’s Statement (as defined in the Master Lease) and Sublandlord’s estimate of excess Operating Expenses and Taxes ten (10) days after Sublandlord receives such annual information from Master Landlord. In the event Master Landlord informs Sublandlord that the actual amount of Operating Expenses and/or Taxes for the previous calendar year is different than the amount paid by Sublandlord, Sublandlord shall promptly refund to Subtenant any overpayment and Subtenant shall promptly pay to Sublandlord any underpayment, in either case in relation to Subtenant’s Share of such overpayment or underpayment.

9. SECURITY DEPOSIT. Concurrent with Subtenant’s execution of this Sublease, Subtenant will deposit with Sublandlord the sum of $19,656 (5,400 sf x $3.64) (the “Security Deposit”). The Security Deposit will be held by Sublandlord as security for the faithful performance by Subtenant of all the terms and conditions of the Sublease. If Subtenant defaults with respect to any provision of this Sublease, and after any applicable notice and cure period, Sublandlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion of said deposit is so used or applied, Subtenant shall within thirty (30) days after written demand therefore, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord

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shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. Provided Subtenant shall have fully and faithfully performed every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease Term. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, to the same extent Sublandlord as Tenant under the Master Lease has waived any such rights.

10. INCORPORATION BY REFERENCE. This Sublease is expressly subject and subordinate to the Master Lease and, except to the extent inconsistent with, inapplicable to, modified by the terms of this Sublease or as specifically excluded below, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises. Except that with respect to obligations to be performed by “Landlord” or “Tenant” under the Master Lease, for the purposes of this Sublease and as between Sublandlord and Subtenant only, the number of days that the Subtenant shall have hereunder to perform each of “Tenant” obligations set forth in the Master Lease shall be reduced by three (3) days from the number of days set forth in the Master Lease; and except further that with respect to all indemnification provisions of the Master Lease, Subtenant will protect, defend, indemnify and hold harmless Master Landlord in addition to Sublandlord only to the extent arising from the acts of Subtenant in connection with its occupancy in the Subleased Premises. Sublandlord as Tenant shall comply with all the terms of the Master Lease and this Sublease and perform all its obligations under the Master Lease, (including without limitation, its obligation to pay Rent (as defined in the Master Lease)) and this Sublease. The failure of Sublandlord (following applicable notice and cure periods provided to Sublandlord under this Sublease to Sublandlord as Tenant under the Master Lease) to perform any of its obligations under the Master Lease and this Sublease shall constitute a default by Sublandlord. In addition to the foregoing, Subtenant will protect, defend, indemnify and hold harmless Sublandlord from any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, to the extent arising from any Subtenant default or breach of the terms of this Sublease. Sublandlord will protect, defend, indemnify and hold harmless Subtenant from any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, to the extent arising from (i) any Sublandlord default or breach of the terms of this Sublease or the Master Lease or (ii) the acts of Sublandlord only to the extent arising from Sublandlord’s occupancy in the portion of the Leased Premises not including the Subleased Premises.

Subtenant will name both Sublandlord and Master Landlord as additional insureds for insurance policies (except Workers’ Compensation and Employers’ Liability Insurance) carried by Subtenant pursuant to Section 16.1 of the Master Lease. The failure of Subtenant (following applicable notice and cure periods provided to Subtenant under this Sublease) to perform any of its obligations under this Sublease and those provisions of the Master Lease specifically incorporated herein (following applicable notice and cure periods provided to Tenant under the Master Lease) shall constitute a default by Subtenant. For the purpose of incorporating the Master Lease provisions into this Sublease, references to “Landlord” and “Tenant” (or equivalent commonly understood terms) in such Master Lease provisions shall be deemed to be

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“Sublandlord” and “Subtenant,” respectively, provided, however, Sublandlord does not assume the obligations of Master Landlord under the Master Lease provisions, but shall exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If any request for consent or approval of Master Landlord is made by Subtenant, Sublandlord shall promptly cooperate with Subtenant in obtaining the appropriate consent. Except pursuant to a right expressly set forth in the Master Lease, Sublandlord agrees to not voluntarily terminate the Master Lease prior to the Expiration Date (or such sooner date if this Sublease is terminated before the Expiration Date in accordance with the terms herein), unless Master Landlord agrees in writing that this Sublease will continue in full force and effect as a direct lease between Master Landlord and Subtenant until the Expiration Date. Each capitalized term used herein but not defined shall have the meaning ascribed to such term in the Master Lease. In no event will Subtenant or Sublandlord be liable to the other for any consequential damages.

Notwithstanding the foregoing, the following provisions of the Master Lease hereby are excluded from incorporation into this Sublease as between Sublandlord and Subtenant only, but shall continue in full force and effect as between Master Landlord and Sublandlord.

Section 1.1 (Basic Lease Provisions) Paragraphs (3), (4), (5), (6), (7), (8), (9), (10), (13), (14) and (15); Sections 2.2, 2.3, 2.4, 2.6, 2.7, 3.2, 10.2, and 17.1; Article 5; Exhibit B; and, to the extent inconsistent with this Sublease, the Definitions in Section 1.3, and, to the extent inconsistent with this Sublease, Sections 1.1(9), 2.5, 4.1, 4.2, 4.3 and 6.7. Notwithstanding anything to the contrary contained in this Sublease, the obligations contained in Sections 12.1 and 12.2 of the Master Lease will only apply to Subtenant to the extent Cable and Tenant Alterations are installed by Subtenant in the Subleased Premises.

The waiver of subrogation set forth in Section 16.4 of the Master Lease is specifically incorporated herein as applicable between Subtenant, Sublandlord and Master Landlord and each such party shall obtain acknowledgement of (and any necessary endorsements for) such waiver from such party’s insurance carriers.

Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant each waive any right of recovery against the other, the other’s agents, officers, or employees, for any damage or loss to the Leased Premises (including the Subleased Premises) or its contents resulting from fire or other casualty, to the extent covered by a valid and collectible insurance policy; provided, however, such waiver shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recoverable by the waiving party (net of the costs of collection and any deductible) under the policy.

11. RIGHT TO CURE DEFAULT. In addition to the rights and remedies available to Sublandlord under the provisions of the Master Lease (as incorporated herein), following a failure by Subtenant to perform any of its obligations under this Sublease (beyond all applicable notice and cure periods), Sublandlord may cure such default for the account and at the expense of Subtenant. If Sublandlord, upon ten (10) days’ written notice to Subtenant (provided no notice is required in the event of an emergency but Sublandlord shall inform Subtenant as soon after as reasonably practical), by reason of a default by Subtenant, is compelled to pay any sum of money or incurs any expense, such actual third-party sums paid by Sublandlord, together with

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interest at the rate of ten percent (10%) per annum until paid, costs and damages shall be due and payable from Subtenant to Sublandlord within thirty (30) days of receipt of written demand and backup invoices evidencing such costs and charges. Master Landlord and Sublandlord shall have the right upon at least forty-eight (48) hours’ prior written notice to Subtenant (provided no prior notice is required in the event of an emergency but Sublandlord shall inform Subtenant as soon after as reasonably practical), to enter the Subleased Premises for the purpose of inspecting same and making necessary repairs thereto. In addition, Sublandlord agrees that, to the extent permitted by Master Landlord, Subtenant shall have the right to cure any of Sublandlord’s defaults under the Master Lease.

12. SUBTENANT’S PERFORMANCE UNDER MASTER LEASE. At any time with prior notice to Subtenant, Sublandlord can require Subtenant to perform its obligations under this Sublease directly to Master Landlord, and Subtenant will do so upon such request. In such event Subtenant will send to Sublandlord copies of all notices and other communications it sends to and receives from Master Landlord.

13. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign any interest in this Sublease or sublet all or any portion of the Subleased Premises without obtaining the prior written consent of Sublandlord, not to be unreasonably withheld, conditioned or delayed, and the prior written consent of Master Landlord under the Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Subtenant may assign its interest under this Sublease or sublet all or any part of the Subleased Premises to a wholly owned corporation, affiliate, subsidiary or parent of Subtenant or to any direct or indirect successor to Subtenant by purchase, merger, consolidation, reorganization, or otherwise, or to any individual, entity or trust for estate planning purposes (each, a “Permitted Transferee”) without the consent of Sublandlord or Master Landlord, provided that the following conditions are satisfied: (1) Subtenant is not in default under this Sublease; and (2) Subtenant shall give Sublandlord written notice at least fifteen (15) days prior to the effective date of the assignment or subletting, together with the Permitted Transferee’s express assumption of the Subtenant’s obligations under this Sublease. As used herein, the term “affiliate” shall mean a business entity controlling, controlled by or under common control with Subtenant and the term “subsidiary” shall mean a corporate entity wholly owned by Subtenant or at least fifty-one percent (51%) of whose voting stock is owned or controlled by Subtenant. As used herein, the word “control” means the right and power, directly or indirectly, to direct or cause the direction of the management and policies of a person or business entity, corporate or otherwise, through ownership or voting securities, by contract or otherwise.

14. NO EFFECT ON MASTER LEASE. In the event of a conflict between the Master Lease and Sublease, as between Sublandlord and Subtenant, the conflicting provision contained in this Sublease shall control. Nothing in this Sublease shall amend or modify the Master Lease.

15. CONDITION TO EFFECTIVENESS OF SUBLEASE. Notwithstanding anything in this Sublease to the contrary, the effectiveness of this Sublease is conditioned upon Master Landlord’s consent to this Sublease based on the Consent to Sublease attached hereto as Exhibit D. Concurrent with signing this Sublease, Subtenant and Sublandlord will execute the Consent to Sublease attached hereto as Exhibit D.

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16. ALTERATIONS; IMPROVEMENTS. Subtenant shall not make any alterations or improvements to the Subleased Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed, and the prior consent of Master Landlord, whose consent shall be obtained as set forth in the Master Lease.

17. SIGNAGE. Subtenant shall have the right, at Subtenant’s sole cost and expense and after obtaining the approval of Master Landlord, to install building standard signage adjacent to the southernmost entry door of the Subleased Premises. Provided Subtenant first obtains the written consent of Master Landlord in accordance with Article 9 of the Master Lease, Subtenant shall have the right to replace the existing southernmost entry door of the Subleased Premises with a full or partial glass door. Subtenant shall remove all such signage prior to the Expiration Date. All such installation and removal will be subject to the terms of the Master Lease.

18. PARKING. At Subtenant’s sole cost and expense, Subtenant shall have the right, subject to availability, to use up to eight (8) of the parking spaces allocated to Sublandlord under the Master Lease. The cost of such spaces shall be the amount charged to Sublandlord by Master Landlord. On or before the first of each month, Subtenant shall pay the cost of such parking spaces to Sublandlord.

19. RIGHT OF FIRST OFFER. During the Sublease Term, in the event Sublandlord intends to offer for sublease any additional portion of the Leased Premises or otherwise return the Leased Premises to Master Landlord prior to the end of the Sublease Term (the “Additional Space”), Sublandlord shall notify Subtenant (the “ROFO Notice”) of the availability of the Additional Space. Subtenant shall then have the right, within fifteen (15) business days after receipt of the ROFO Notice, to notify Sublandlord that it will sublease the Additional Space on the same terms and at the same Sublease Monthly Rent and Additional Rent as set forth in this Sublease. If Subtenant exercises the right to sublease the Additional Space, upon obtaining the written consent of Master Landlord, such space shall become part of the Subleased Premises, and Subtenant and Sublandlord shall enter into an amendment to this Sublease to reflect the addition of the Additional Space and to make such other changes as are required thereby; provided the term of Subtenant’s leasing the Additional Space shall be coterminous with the Sublease Team (unless otherwise agreed to by Sublandlord and Subtenant) and all of the other terms of this Sublease shall remain in full force and effect. If Subtenant does not exercise such right within such 15-business day period, Sublandlord shall be entitled to sublease all or a portion of the Additional Space on the open market to third parties on terms materially similar to those provided to Subtenant. Subtenant’s rights as set forth in this Section 19 are personal to the originally-named Subtenant and any Permitted Transferee, and Subtenant shall not be entitled to exercise Subtenant’s rights as set forth in this Section 19 if Subtenant at such time (i) is in default under this Sublease beyond any applicable notice and cure period, or (ii) has vacated or abandoned the Subleased Premises.

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20. MISCELLANEOUS PROVISIONS.

20.1 Notices. Any notice, demand, payment, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either personally delivered (which shall include delivery by expedited or overnight delivery service, such as UPS, DHL or Federal Express) or sent by certified prepaid, first-class mail, and shall be addressed to the other party at the following addresses:

If to Subtenant:	Berkeley Lights, Inc. 5858 Horton Street, Suite 320 Emeryville, California 94608
Attn: VP, Finance

If to Sublandlord:	Exponential Interactive, Inc. 5858 Horton Street, Suite 300 Emeryville, California 94608

Either party may change its address by notifying the other party of the change in address in the same manner as provided in this Paragraph. If personally delivered, notice shall be deemed served on delivery. If mailed in accordance with the provisions above, notice shall be deemed served within two (2) business days from the time of mailing. Legal counsel for a party may send notices on such party’s behalf.

If Sublandlord receives any notice or demand from the Master Landlord, Sublandlord shall use best efforts to promptly deliver a copy thereof to Subtenant.

20.2 Modification; Entire Agreement. This Sublease cannot be amended or modified except by written agreement of the parties hereto. This Sublease contains the entire understanding of the parties with respect to the matters contained in it, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

20.3 Counterparts. This Sublease may be executed in counterparts and all counterparts together shall be construed as one agreement. A signed copy hereof sent or received by facsimile or electronically shall have the same effect as an original.

20.4 Brokers. Sublandlord and Subtenant each represents and warrants to the other that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach by the indemnifying party of the foregoing representation and warranty.

20.5 Furniture. The Subleased Premises will include all furniture, fixtures and equipment listed on Exhibit E (the “FF&E”) which Subtenant selects by written notice prior to the Sublease Term Commencement Date, and as to those FF&E items only, Subtenant will execute the Bill of Sale attached as Exhibit F. Notwithstanding the foregoing, if during the Sublease Term, Subtenant intends to dispose of any of the FF&E, Subtenant will notify Sublandlord to allow Sublandlord fifteen (15) days to reacquire, at no cost (except for the cost of its removal and repair of any damage resulting from such removal), the FF&E Subtenant intends to dispose. Upon the Expiration Date, Subtenant will remove all of the FF&E from the Subleased Premises unless otherwise expressly agreed to with Master Landlord or any subsequent tenant or subtenant of the Subleased Premises.

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20.6 CASp Inspection. To Sublandlord’s actual knowledge, the Subleased Premises has not undergone an inspection by a Certified Access Specialist (CASp). Pursuant to California Civil Code Section 1938(e), Sublandlord provides the following statutory notice to Subtenant:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

20.7 Authority to Execute Sublease, Etc. Each party warrants and represents to the other party that it is authorized to enter into this Sublease and that the individuals executing this Sublease have authority to do so. Sublandlord represents and warrants that the Master Lease is in full force and effect, that Sublandlord is not in default of its obligations under the Master Lease, and there are no existing facts or circumstances which, with or without the giving of notice or the passage of time, or both, would constitute a default by Sublandlord or Master Landlord or otherwise constitute a violation of any term or condition of the Master Lease.

20.8 Miscellaneous. The Recitals, and the Exhibits attached to this Sublease, are hereby made a part hereof. Except as otherwise specifically stated in the Master Lease and Sublease, where Sublandlord’s or Master Landlord’s approval is required, such approval may be provided or withheld in the sole discretion of Sublandlord and Master Landlord, respectively. This Sublease is a product of the joint negotiation and drafting of the parties hereto and shall be construed accordingly. This Sublease shall be construed in accordance with the laws of the State of California. The invalidity or unenforceability of any provision hereof shall not impair or invalidate the remainder of this Sublease.

[Signatures on the following page.]

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EXECUTED on the first date set forth above.

SUBLANDLORD:		SUBTENANT:

EXPONENTIAL INTERACTIVE, INC.		BERKELEY LIGHTS, INC.

By:	/s/ Dilap DaSilva	By:	/s/ Stuart Merkadeau
Name:	Dilap DaSilva	Name:	Stuart Merkadeau
Title:	CEO	Title:	General Counsel

EXHIBIT A

MASTER LEASE

OFFICE LEASE

BETWEEN

EMERY STATION JOINT VENTURE, LLC,

a California limited liability company

(LANDLORD)

AND

EXPONENTIAL INTERACTIVE, INC.,

a Delaware corporation

(TENANT)

EMERY STATION I

5858 Horton Street,

Emeryville, California

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

OFFICE LEASE

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

Emery Station I

5858 Horton Street

Emeryville, California 94608

(2)	LANDLORD AND ADDRESS:

Emery Station Joint Venture, LLC

1120 Nye Street, Suite 400

San Rafael, California 94901

Notices to Landlord shall be addressed:

Emery Station Joint Venture, LLC

c/o Wareham Property Group, Inc.

1120 Nye Street, Suite 400

San Rafael, California 94901

with a copy to:

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attention: David H. Kremer, Esq.

(3)	TENANT AND CURRENT ADDRESS:

(a) Name: Exponential Interactive, Inc.

(b) State of incorporation: Delaware

Notices to Tenant shall be addressed:

Prior to the Commencement Date:

Exponential Interactive, Inc.

2200 Powell Street, Suite 600

Emeryville, California 94607

Attention: General Counsel

On and after the Commencement Date:

At the Premises

Attention: General Counsel

(4)	DATE OF THIS LEASE: as of October 13,2014

(5)

LEASE TERM: Commencing on the Commencement Date, and ending on the last day of the eighty-fourth (84th) full calendar month following the Commencement Date, subject to the option to extend set forth in Section 2.6 below,

(6)	PROJECTED COMMENCEMENT DATE: December 15, 2014

(7)	EXPIRATION DATE: The last day of the eighty-fourth (84th) full calendar month following the Commencement Date.

(8)	MONTHLY BASE RENT:

PERIOD FROM/TO	MONTHLY BASE RENT	MONTHLY RATE PER RENTABLE SQUARE FOOT OF PREMISES
Months 1-12*	$35,625.00	$2.85
Months 13-24	$36,750.00	$2.94
Months 25-36	$37,875.00	$3.03
Months 37-48	$39,000.00	$3.12
Months 49-60	$40,125.00	$3.21
Months 61-72	$41,375.00	$3,31
Months 73-84	$42,625.00	$3.41

*

“Month 1” will include any partial calendar month following the Commencement Date if the Commencement Date is other than the first (1st) day of a calendar month, and in the event Month 1 includes any partial calendar month, Tenant shall pay the prorated amount of Monthly Base Rent for such partial calendar month pursuant to Article 3 in addition to the Monthly Base Rent for the first full calendar month of the Term.

(9)	RENTABLE AREA OF THE PREMISES: 12,058 rentable square feet.

(10)	SECURITY DEPOSIT: $71,250.00, representing two (2) months of Base Rent based on the amount in Months 1-12.

(11)	SUITE NUMBER OF PREMISES: 300

(12)	TENANT’S USE OF PREMISES: General office use.

(13)

PARKING: Thirty-six (36) parking spaces shall be allocated for Tenant’s use (i.e., three (3) parking spaces per 1,000 rentable square feet of the Premises), located in the Terraces Garage or such other location for unreserved, non-premium parking that Landlord reasonably determines.

(14)	BROKERS:

Landlord’s Broker: Cassidy Turley Commercial Real Estate Services (Mike Raffetto)

Tenant’s Broker:     CRESA East Bay (Scott Stone)

(15)	BASE YEAR: 2015

1.2	ENUMERATION OF EXHIBITS AND RIDER(S)

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A Plan of Premises

EXHIBIT B Worldetter Agreement

EXHIBIT C Rules and Regulations

RIDER 1 Commencement Date Agreement

1.3	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof, during the Term, after the Base Year for which a Rent Adjustment computation is being made.

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant or Landlord, as the case may be,

BASE YEAR: The calendar year specified in Section 1.1(15).

BUILDING: The building located at the address specified in Section 1.1(1). The Building includes office, lab and other uses.

COMMENCEMENT DATE: The date specified in Section 1.1(6) as the Projected Commencement Date, unless changed by operation of
Article 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: The rate of interest shall be at the rate of one percent (1%) of the outstanding balance per month, or the maximum rate permitted by Law, whichever is lower.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

EXPIRATION DATE: The last day of the eighty-fourth (84th) full calendar month following the Commencement Date.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, as specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

MONTHLY BASE RENT: The monthly base rent specified in Section 1.1 (8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Property, including, without limitation, (1) property management fees (not to exceed 3.5% of gross revenues); and (2) costs and expenses of any capital expenditure or improvement, amortized over the useful life of the applicable capital expenditure or improvement, as reasonably determined by Landlord, together with interest thereon on the unamortized costs at the lower of the rate incurred by Landlord to finance such capital expenditure or improvement or the Default Rate, which capital expenditure or improvement (a) is made to the Property after the Commencement Date in order to comply with Laws enacted after the Commencement Date, or (b) is installed for the purpose of reducing or controlling Operating Expenses. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except as permitted above in subpart (2) in the definition of “Operating Expenses”) or costs for investigation or remediation of Hazardous Materials, (iii) depreciation charges, (iv) interest and principal payments on loans (except lor loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project and (x) Landlord’s general corporate overhead or Landlord’s project management or Landlord’s administrative fees except as permitted above in subpart (1) in the definition of “Operating Expenses”. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord’s reasonable discretion, allocable solely to either the office or laboratory portion of the Building shall be equitably allocated by Landlord between such uses. If during an Adjustment Year Landlord incurs costs or expenses for new categories or subcategories of Operating Expenses not included in Operating Expenses for the Base Year, Operating Expenses for the Base Year shall be increased in the amount, as reasonably determined by Landlord, of the costs and expenses that would have been incurred in the Base Year for the new categories or subcategories of Operating Expenses if the same had been provided in the Base Year; and, correspondingly, if any categories or subcategories of Operating Expenses that were included in Operating Expenses for the Base Year are at any time thereafter no longer provided, Operating Expenses for the Base Year shall be decreased by the amount of the costs and expenses incurred in the Base Year for such categories or subcategories of Operating Expenses that are no longer being provided.

PREMISES: The space located in the Building at the Suite Number listed in Section 1.1(11) and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the multi-use building including office, lab, retail and other uses, located at the street address specified in Section 1.1(1) in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article 4.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the beginning of each Adjustment Year or with Landlord’s Statement (defined in Article 4), Landlord may estimate and notify Tenant in writing of its estimate of the amount of Operating Expenses and Taxes payable by Tenant for such Adjustment Year. Prior to the first determination by Landlord of the amount of Operating Expenses and Taxes for the first Adjustment Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during any Adjustment Year.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1(9).

SECURITY DEPOSIT: The funds specified in Section 1.1(10), if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M, and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, sale, transfer or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes and taxes upon, allocable to, or measured by the rents payable under leases and occupancy agreements at the Property, including any gross receipts tax, excise tax or license fee levied or imposed by any governmental or taxing body with respect to the receipt of such rents or other income from the Property. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees)

paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Landlord Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.1(b).

TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by or is described as follows:

(i) special work, changes, alterations, additions, or any Change Orders (defined in the Workletter) requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

(ii) Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(iii) failure to pay for those portions of Tenant Improvements that Tenant is obligated to pay for pursuant to the Workletter;

(iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(v) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time. Tenant acknowledges that the Rentable Area of the Premises or Building may change from remeasurement or otherwise during the Term.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work set forth on Exhibit B attached hereto.

ARTICLE 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1 LEASE OF PREMISES

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

(b) In addition to Tenant’s non-exclusive right to use the Common Areas, Tenant shall have the non-exclusive right to use of the conference room and the fitness center that are currently located in the Building in accordance with the standard policy regulating such usage, and at the hourly or monthly rates for the use thereof, established by Landlord from time to time. Landlord reserves the right, in its sole discretion, to relocate the conference room and/or fitness center to a different part of the Building or to a different building in Emeryville, or to discontinue the provision of a conference room and/or fitness center as an amenity of the Project. In the event Landlord discontinues the fitness center, any initiation fee(s) collected by Landlord within the prior twelve (12) month period shall be refunded.

2.2 TERM

(a) The Commencement Date shall be the date determined as follows:

(1) Subject to Tenant Delay, if the Landlord Work is Substantially Complete on or before the Projected Commencement Date, then on the date which is the earlier to occur of: (i) the Projected Commencement Date, or (ii) the date Tenant first occupies all or part of the Premises to conduct its business; or

(2) Subject to Tenant Delay, if the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which Landlord delivers the Premises with the Landlord Work Substantially Complete.

(b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

(c) At specific times during Landlord’s construction of the Landlord, which times shall be at the reasonable, mutual convenience of Landlord, Landlord’s contractor, and Tenant, Tenant shall be permitted to enter into the Premises, at Tenant’s sole risk, solely for the purpose of installing furniture, telephone, computer cabling and equipment in the Premises, provided that Tenant has delivered to Landlord evidence of the insurance coverages required under Article 16, the first installment of Monthly Base Rent pursuant to Section 3.1, and the Security Deposit, and such early access shall not interfere with the completion of the Landlord Work or otherwise interfere with the quiet enjoyment of other Tenants in the Building. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Monthly Base Rent or other charges during such early access period unless Tenant commences business operations in the Premises during such early access period. Landlord shall use reasonable efforts to allow Tenant to have early entry for the purpose of the installations noted above no later than December 4, 2014.

2.3 FAILURE TO DELIVER POSSESSION

If Landlord shall be unable to deliver possession of the Premises for occupancy by Tenant by the Projected Commencement Date for any reason, then Landlord shall not be subject to any liability for the failure to deliver possession by said date. Under such circumstances, but subject to Tenant Delay, the Rent reserved and covenanted to be paid herein shall not commence until possession of the Premises has been delivered to Tenant by Landlord, and no such failure to deliver possession of the Premises by the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. Notwithstanding the foregoing, Tenant shall be entitled to two (2) days of free Monthly Base Rent for each day of such delay continuing until the delivery of the Premises. If the Premises are unavailable for occupancy due to any Tenant Delay and/or default on the part of Tenant, then the Premises shall be deemed ready for Tenant’s occupancy on the date Landlord would have delivered the Premises Substantially Complete but for such Tenant Delay and/or default on the part of Tenant. In the event of any dispute as to whether or when the Landlord Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.4 CONDITION OF PREMISES

Tenant shall conduct a diligent inspection of the Premises and shall notify Landlord in writing within thirty (30) days after the Commencement Date of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice (and for any latent defects disclosed within 30 days after discovery by Tenant, but in no event after the three hundred sixtieth (360th) day of the Lease Term), Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice (and in any subsequent notice of latent defects delivered by Tenant within 30 days after discovery by Tenant but in no event later than the three hundred sixtieth (360th) day of the Lease Term) unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter. Landlord hereby informs Tenant that the Building and the Project have not undergone an inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist). Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.

2.5 PARKING

During the Term, Tenant may use the number of spaces specified in Section 1.1(13) for parking at the standard prevailing monthly rates being charged from time to time by Landlord or its parking operator without regard to discounts provided to any other occupants of the Buildings. As of the date of this Lease, such prevailing monthly rates are: (i) $95.00 per stall per month in the Terraces Garage, and (ii) $125.00 per stall per month in the garage in the Building. In the event Tenant fails at any time to pay the full amount of such parking charges, Tenant’s parking rights shall be reduced to the extent of Tenant’s failure to pay for any such parking. The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant’s parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section 2.5, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord.

2.6 RENEWAL OPTION

(a) Tenant shall have the option to renew this Lease (“Renewal Option”) with respect to the entirety of the Premises, as depicted on Exhibit A (and including, if applicable, any space in the Building taken pursuant to the Right of First Offer provided for in Section 2.7, with respect to which the expiration of the term of the applicable lease for such space taken pursuant to such Right of First Offer coincides with the Expiration Date of this Lease) for one (1) additional term of five (5) years (“Renewal Term”), commencing upon expiration of the initial Term. The Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than twelve (12) months nor later than nine (9) months prior to expiration of the initial Term. If Tenant properly exercises the Renewal Option, references in the Lease to the Term shall be deemed to include the Renewal Term. The Renewal Option shall be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises the Renewal Option or on the date immediately preceding the commencement date of the Renewal Term a Default beyond the applicable cure period shall have occurred and be continuing hereunder.

(b) If Tenant properly exercises the Renewal Option, then during the Renewal Term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the Renewal Term, including without limitation the obligation to pay Rent Adjustments, except that (i) Tenant shall accept the Premises in their then “as-is” state and condition and Landlord shall have no obligation to repaint, remodel, repair or make or pay for any improvements to the Premises, (ii) during the Renewal Term the Monthly Base Rent payable by Tenant shall be the Fair Market Rent during the Renewal Term, determined as hereinafter set forth, and (iii) there shall be no further option to renew or extend the Term of this Lease.

(c) For purposes of this Section, the term “Fair Market Rent” shall mean the base rental rate, periodic rental rate adjustment and other charges and increases, if any, for space comparable in size, location and quality of the Premises under primary lease (and not sublease) to new or renewing tenants, for a comparable term with a tenant improvement allowance, if applicable and taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable buildings in Emeryville, California.

(d) If Tenant properly exercises the Renewal Option, Landlord, by notice to Tenant not more than thirty (30) days after Tenant’s exercise of the Renewal Option, shall indicate Landlord’s determination of the Fair Market Rent. Tenant, within fifteen (15) days after the date on which Landlord provides such notice of the Fair Market Rent shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s acceptance of Landlord’s determination of the Fair Market Rent, or (ii) if Tenant disagrees with Landlords’ determination, provide Landlord with written notice of Tenant’s election to submit the Fair Market Rent to binding arbitration (the “Arbitration Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Arbitration Notice within such ten (10) day period, Tenant shall have been deemed to have given the Binding Notice. If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein.

(e) If the parties are unable to agree upon the Fair Market Rent for the Premises within ten (10) days after Landlord’s receipt of the Arbitration Notice, Fair Market Rent as of commencement of the Renewal Term shall be determined as follows:

(1) Within twenty (20) days after the date Tenant delivers the Arbitration Notice, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Rent for the Premises for a term equal to the Renewal Term from a broker or appraiser (“Tenant’s broker”) licensed in the State of California and engaged in the office markets in Emeryville, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, Landlord shall provide written notice thereof within ten (10) days after Landlord’s receipt of such determination and the Monthly Base Rent for the Renewal Term shall be adjusted to an amount equal to the Fair Market Rent determined by Tenant’s broker. Landlord shall be deemed to have rejected Tenant’s determination if Landlord fails to respond within the ten (10) day period.

(2) If Landlord provides notice that it rejects, or is deemed to have rejected, such determination, within twenty (20) days after receipt of the determination of Tenant’s broker, Landlord shall designate a broker or appraiser (“Landlord’s broker”) licensed in the State of California and possessing the qualifications set forth in (1) above. Landlord’s broker and Tenant’s broker shall name a third broker, similarly qualified and who is not then or has not previously acted for either party, within five (5) days after the appointment of Landlord’s broker (“Neutral Broker”).

(3) The Neutral Broker shall determine the Fair Market Rent for the Premises as of the commencement of the Renewal Term within fifteen (15) days after the appointment of such Neutral Broker by choosing the determination of the Landlord’s broker or the Tenant’s broker which is closest to its own determination of Fair Market Rent. The decision of the Neutral Broker shall be binding on Landlord and Tenant.

(f) Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker in connection with such determination. The costs and fees of the Neutral Broker shall be paid one-half by Landlord and one-half by Tenant.

(g) If the amount of the Fair Market Rent has not been determined pursuant to this Section 2.6 as of the commencement of the Renewal Term, then Tenant shall continue to pay the Monthly Base Rent in effect during the last month of the initial Term until the amount of the Fair Market Rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

(h) If Tenant is entitled to and properly exercises its Renewal Option, upon determination of Fair Market Rent pursuant to this Section 2.6, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after determination of Fair Market Rent and, provided the same is accurate, Tenant shall execute and return the Renewal Amendment to Landlord within ten (10) days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

2.7 RIGHT OF FIRST OFFER

(a) Subject to the rights of other tenants pursuant to leases in effect as of the Date of this Lease, from and after the Commencement Date, Tenant shall have a continuous right of first offer to lease Available Premises (as hereinafter defined) on the third floor of the Building as it becomes available (the “Right of First Offer”).

(b) As used in this Section 2.7, the term “Available Premises” shall mean office space (and not lab space) which is located adjacent to the Premises on the third (3rd) floor of the Building that becomes available after the Commencement Date for leasing to third parties. Office space shall not be deemed to be Available Premises if an existing tenant renews or extends its term, whether pursuant to an existing option or otherwise. Office space which is being actively marketed by Landlord as of the Commencement Date shall not be deemed Available Premises until Landlord ceases to actively market such space or until any lease entered into by Landlord on such space shall expire.

(c) In the event that Landlord proposes to negotiate with a prospective tenant or Landlord otherwise intends to market any Available Premises (other than a tenant with a prior right to lease or to negotiate to lease such Available Premises), Landlord shall give written notice thereof to Tenant (the “ROFO Offer Notice”), which notice shall include the estimated delivery date of such space to Tenant. For a period of ten (10) business days after receipt of Landlord’s notice, Landlord and Tenant shall negotiate in good faith concerning the leasing of such space but neither party shall be obligated to enter into a lease of such space unless the parties mutually agree on the terms and conditions of such lease. Such lease shall be upon market terms, taking into account, among other criteria, the then creditworthiness of Tenant, and Tenant acknowledges that the term and rent for such space may be different from the Term and rent for the Premises and that the tenant improvements in such space may be different than the tenant improvements in the Premises.

(d) Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section 2.7 shall automatically terminate without notice and shall be of no further force or effect, and Landlord shall have no obligation to deliver any ROFO Offer Notice to Tenant with respect to any Available Premises, if (i) a Default exists at the time of exercise of the Right of First Offer, or at the time that Landlord would otherwise be required to deliver such ROFO Offer Notice, or at the time of commencement of the term of the lease for the applicable Available Premises, or (ii) Landlord has given Tenant two or more notices respecting a Default at any time during the Term of this Lease, whether or not such Default was subsequently cured, or (iii) the named Tenant hereunder or, pursuant to a Permitted Transfer (defined below), a Tenant Affiliate, does not occupy the entire Premises.

(e) If Landlord and Tenant reach agreement upon the terms of a lease of the Available Premises pursuant to Section 2.7(c), Landlord promptly shall prepare such lease setting forth the agreed terms and conditions for the Available Premises and shall otherwise generally be on the same terms and conditions of this Lease (excluding, however, the business terms of this Lease applicable to the Premises, including, without limitation, Sections 1.1, 2.2, 2.6, 2.7, 2.8, and 2.9, and with appropriate adjustments to the terms of Section 10.2 to reflect Landlord’s recapture rights applicable to the Available Premises). Tenant shall execute and return such lease to Landlord within ten (10) days after Tenant’s receipt of same.

ARTICLE 3

RENT

3.1 GENERALLY

Tenant shall pay to Landlord at the address specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article 4, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent owing hereunder following the Abatement Period (defined below) shall be paid by Tenant to Landlord concurrently with Tenant’s execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

3.2 RENT ABATEMENT

Notwithstanding Section 3.1, so long as Tenant is not in Default hereunder, Tenant shall be entitled to an abatement of Monthly Base Rent during the first two (2) full calendar months of the Term (the “Abatement Period”) and a third month of abated Monthly Base Rent during the thirteenth (13th) full calendar month of the Term. The total amount of Monthly Base Rent abated during the Abatement Period is referred to herein as the “Abated Base Rent”. If Tenant is in Default under this Lease at any time during the Term for a period of sixty (60) days or more, (i) all Abated Base Rent shall immediately become due and payable and (ii) if such Default occurs prior to the expiration of the Abatement Period, there shall be no further abatement of Monthly Base Rent pursuant to this Section 3.2. The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord’s other rights or remedies, pursuant to this Lease or at law or in equity. During the Abatement Period, only Monthly Base Rent shall be abated, and all other applicable costs and charges specified in this Lease shall remain as due and payable.

ARTICLE 4

RENT ADJUSTMENTS AND PAYMENTS

4.1 RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

(a) The Rent Adjustment Deposit representing Tenant’s Share of increases in Operating Expenses for the applicable Adjustment Year over the Operating Expenses for the Base Year, monthly during the Term with the payment of Monthly Base Rent;

(b) The Rent Adjustment Deposit representing Tenant’s Share of increases in Taxes for the applicable Adjustment Year over the Taxes for the Base Year, monthly during the Term with the payment of Monthly Base Rent;

(c) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant’s Share of Operating Expenses for such year in excess of the Base Year Operating Expenses and Tenant’s Share of Taxes for such year in excess of the Base Year Taxes. If Operating Expenses and/or Taxes in any Adjustment Year decrease below the amount of Operating Expenses and/or Taxes for the Base Year for any reason, the Rent Adjustment Deposit for Operating Expenses and/or Taxes, as the case may be, for that Adjustment Year shall be $0; and

(d) For purposes of determining Rent Adjustments, if the Building is not fully occupied during all or any portion of the Base Year or any Adjustment Year during the Term, Landlord shall make appropriate adjustments to the variable components of Operating Expenses for the Base Year or such Adjustment Year, employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for the Base Year or such Adjustment Year. In the event that the Property is not fully assessed for all or a portion of the Base Year or any Adjustment Year, then Taxes shall be adjusted to an amount which would have been payable in the Base Year or such Adjustment Year if the Property had been fully assessed.

4.2 STATEMENT OF LANDLORD

As soon as practicable after the expiration of the Base Year, and each Adjustment Year thereafter, Landlord will furnish to Tenant a statement (“Landlord’s Statement”) showing the following:

(a) The amount of actual Operating Expenses aud Taxes for the Base Year and thereafter for the most recent Adjustment Year;

(b) The amount of Rent Adjustments due Landlord for the most recent Adjustment Year, less credit for Rent Adjustment Deposits or other amounts paid, if any, toward Operating Expenses and Taxes for such Adjustment Year; and

(c) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within ten (10) days after receipt of each Landlord’s Statement any amounts for Rent Adjustments then due in accordance with such Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder and no further Rent is due. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete Adjustment Year or during any partial Adjustment Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which might not be finally determined until after the termination or expiration of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease.

4.3 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of sixty (60) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within ninety (90) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant and Tenant shall be deemed to have waived its right to dispute Landlord’s Statement. If Tenant does dispute any Landlord’s Statement, Tenant shall deliver a copy of any such audit to Landlord at the time of notification of the dispute. If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such ninety day (90) day period, it shall be deemed to have waived such right to dispute Landlord’s Statement. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity (“Confidentiality Requirement”). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of expenses unless Tenant has paid and continues to pay all Rent when due.

4.4 TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (b) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (c) resulting from any Landlord Work, Tenant Alterations, or any other improvements to the Premises, whether title thereto is in Landlord or Tenant; or (d) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.4 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5

SECURITY DEPOSIT

Concurrently with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, in immediately available funds. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to

Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

ARTICLE 6

SERVICES

6.1 LANDLORD’S GENERAL SERVICES

(a) Tenant shall have access to the Building and the Premises 24 hours a day, 365 days a year.

(b) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses:

(1) heat, ventilation and air-conditioning (“HVAC”) in the Premises during Standard Operating Hours as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business office operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2) tempered and cold water for use in the labs and in lavatories in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

(4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord; and

(5) automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges.

(c) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

6.2 ELECTRICAL SERVICES

(a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises as an Operating Expense, electric current for general office use, including normal lighting, normal business office machines and customary janitorial service. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord’s prudent business judgment, Tenant shall not make any alterations or additions to the electric equipment or systems. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

(b) At any time and from time to time, Landlord may in its sole discretion either (i) install one or more “Emon Demon” meters to measure electric current furnished to the Premises, or (ii) reasonably estimate electric current furnished to the Premises.

(c) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten (10) days after notice from Landlord and shall not be included as part of Operating Expenses.

6.3 ADDITIONAL AND AFTER HOUR SERVICES

At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates charged from time to time for such services and utilities. Without limiting the generality of the foregoing, for HVAC service beyond Standard Operating Hours, Landlord’s prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional services.

6.4 TELEPHONE SERVICES

All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion and not to be unreasonably withheld, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling)

within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of the Landlord Work, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5 DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Notwithstanding any provision of this Lease to the contrary, if any such interruption (i) continues for three (3) consecutive business days following Tenant’s delivery to Landlord of notice of such interruption, (ii) is caused by the act or omission of Landlord and the cure of same is within the reasonable control of Landlord, (and is not attributable to any acts or omissions of Tenant), (iii) materially and adversely affects Tenant’s ability to conduct business in the Premises, or any material portion thereof, and (iv) on account of such interruption Tenant ceases doing business in the Premises, Rent shall thereafter abate to the extent the Premises are rendered unusable and are actually not used by Tenant as a result thereof, commencing on the fourth (4th) business day following Tenant’s notice hereunder and continuing for the remainder of the interruption.

6.6 CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7 SIGNAGE

Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant’s main entry door to the Premises at Landlord’s sole cost and expense. Any change in such initial signage shall be only with Landlord’s prior written consent, shall conform to Building standard signage and shall be at Tenant’s sole cost and expense.

ARTICLE 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1 POSSESSION AND USE OF PREMISES

(a) Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete and such possession of the Premises shall be deemed delivered to Tenant on such date. Tenant shall occupy and use the Premises only for the uses specified in Section 1.1(12) (o conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article 18; or (4) would tend to create or continue a nuisance.

(b) Landlord shall provide Tenant with Access Card Keys the cost of which shall be paid by Tenant, and Tenant shall place a deposit for such cards with Landlord to cover lost cards or cards which are not returned at the end of the Term.

(c) Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists as a consequence of Tenant’s use of or activities in the Premises, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including reasonable attorneys’ fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by any party other than Landlord and/or Landlord’s employees, agents or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s reasonable discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casually damage under Article 14 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(d) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant, following the Commencement Date, shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

7.2 LANDLORD ACCESS TO PREMISES; APPROVALS

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after Standard Operating Hours. Any entry or work by Landlord may be during Standard Operating Hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises. Landlord shall provide advance notice of any non-emergency entry.

(b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.2(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise,

(e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3 QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8

MAINTENANCE

8.1 LANDLORD’S MAINTENANCE

Subject to the provisions of Articles 4 and 14, Landlord shall, as an Operating Expense, maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2 TENANT’S MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the interior non-structural portions of the Premises that are not Landlord’s express responsibility under this Lease, and keep such interior non-structural portions of the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Tenant Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Laws (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for all costs in connection with repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances. In no event shall Tenant be responsible for making structural repairs in the Premises unless, subject to the waivers set forth in Section 16.4, the need for such repair arises as a consequence of the acts or omissions of Tenant or its employees, agents or contractors.

ARTICLE 9

ALTERATIONS AND IMPROVEMENTS

9.1 TENANT ALTERATIONS

(a) The following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises, Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article 9, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and

Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b) All Tenant Additions, whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article 12, Tenant may remove them or is required to remove any Tenant Additions installed by Tenant at Landlord’s request (provided that, Tenant shall not be required to remove any of the Landlord Work installed In the Premises pursuant to the Workletter).

9.2 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article 11, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1 ASSIGNMENT AND SUBLETTING

(a) Subject to Landlord’s recapture right set forth in Section 10.2 (if applicable), without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld or delayed, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. Tenant agrees that the provisions governing sublease and assignment set forth in this Article 10 shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least forty-five (45) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 (if applicable) within thirty (30) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii) in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Project or Landlord; or

(iii) any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Building; or

(iv) the proposed sublessee or assignee is a current occupant of the Building or a bona fide prospective tenant of Landlord in the Building as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(v) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Project.

(c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises, Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d) Intentionally Deleted.

(e) Notwithstanding the generality of the foregoing, so long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord, to (i) an Affiliate, or (ii) a successor to Tenant by purchase or other acquisition of Tenant’s capital stock or substantially all of Tenant’s assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Tenant is not then in Default under this Lease; (2) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed transfer together with the information required hereunder and such entity shall expressly assume Tenant’s obligations hereunder; (3) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than Tenant’s net worth as of the date immediately prior to such transfer; and (4) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant’s successor shall have a net worth equal to Tenant’s net worth at the date immediately prior to such transfer; any such transfer being referred to as a “Permitted Transfer”. An initial or subsequent public offering of Tenant’s stock or any transfer of stock through the “over-the-counter” market or any recognized national or international securities exchange or any transfer of 50% or less of Tenant’s outstanding stock shall not constitute an assignment requiring Landlord’s consent hereunder.

10.2 RECAPTURE

Excluding any assignment or sublease contemplated in Section 10.1(e), Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”) the space proposed to be sublet or subject to the assignment, by providing written notice to Tenant, with such recapture effective as of the proposed commencement date of such sublease or assignment in the event that Tenant proposes to (i) sublet a portion of the Premises for all or substantially all of the balance of the term, (ii) assign this Lease or sublet all of the Premises at any time for any period of time. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly. Notwithstanding the foregoing, in the event Landlord elects to recapture, Tenant shall have the right (in Tenant’s sole discretion), exercised within ten (10) days after receiving written notice of Landlord’s election to recapture, to withdraw the request to sublease or assign, in which event this Lease will remain in full force and effect.

10.3 EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses; (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.4 TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5 ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.

If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord,

10.6 PROCESSING EXPENSES

Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of Landlord’s reasonable attorneys’ and other professional fees, plus a reasonable charge for Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”); provided that Processing Costs shall not exceed a total amount of $2,500.00. Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

ARTICLE 11

DEFAULT AND REMEDIES

11.1 EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due, provided, however, first such late payment in any consecutive twelve (12) month period of the Term shall not constitute a Default until written notice is provided by Landlord to Tenant and five (5) days expires after such notice without cure by Tenant;

(ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period; provided that, in event such default does not involve a hazardous condition and is not one for which no cure or grace period is provided, and such default reasonably cannot be cured or corrected within such thirty (30) day period, then Tenant shall not be in Default of this Lease if Tenant commences the cure or correction of such default within such initial thirty (30) day period and diligently prosecutes the same to completion, which in any case must be achieved within ninety (90) days after receipt of notice thereof;

(iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(v) Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(vi) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(vii) any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days; or

(viii) upon the dissolution of Tenant.

11.2 LANDLORD’S REMEDIES

(a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

(b) With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and Required Removables pursuant to Article 12), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including reasonable attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article 10 shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article 24 of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail, shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing (except as may be required under Code of Civil Procedure Section 1161 et seq.), without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq, or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

(g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3 ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4 BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee,

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d) Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5 LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Failure to provide the requisite notice and cure period by Tenant under this paragraph shall be an absolute defense by Landlord against any claims for failure to perform any of its obligations. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE 12

SURRENDER OF PREMISES

12.1 IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Tenant Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Tenant Alterations made by Tenant (and specifically excluding the Landlord Work) that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”), Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Tenant Alteration, may request in writing that Landlord advise Tenant whether the proposed Tenant Alteration or any portion of the proposed Tenant Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the proposed Tenant Alterations are Required Removables. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.2 LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord following termination of this Lease shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any Tenant Alterations required to be removed pursuant to Section 12.1 above and in restoring the Premises to the condition required by this Lease.

ARTICLE 13

HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, for each month or partial month Tenant holds over possession of the Premises, Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate). Tenant shall also pay all damages, including consequential damages, sustained by Landlord by reason of such holding over. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance,

ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1 SUBSTANTIAL UNTENANTABILITY

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall, by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage by delivering written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored; provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building in amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article 14, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article 9 hereof.

14.2 INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3 RENT ABATEMENT

Except for the gross negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15

EMINENT DOMAIN

15.1 TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3 COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord, Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE 16

INSURANCE

16.1 TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Two Million and No/100 Dollars ($2,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “Special Form” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires,

16.2 FORM OF POLICIES

Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “Special Form” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. If Tenant fails to carry the insurance required under this Article 16 or fails to provide certificates of renewal as and when required hereunder, Landlord may, but shall not be obligated to acquire such insurance on Tenant’s behalf or Tenant’s sole cost and expense.

16.3 LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4 WAIVER OF SUBROGATION

(a) Landlord agrees that, so long as the same is permitted under the laws of the State of California, it will include in its “All Risk” or “Special Form” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Landlord further agrees to deliver to Tenant a certificate of insurance evidencing the waiver of subrogation within ten (10) business days after request by Tenant.

(b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “Special Form” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof,

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5 NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE 17

WAIVER OF CLAIMS AND INDEMNITY

17.1 WAIVER OF CLAIMS

To the extent permitted by Law, Tenant hereby releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the active negligence or willful and wrongful act of any of the Indemnitees, To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2 INDEMNITIES

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or gross negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion, Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance. This Article 17 shall survive the expiration or earlier termination of this Lease.

To the extent permitted by Law, except to the extent, resulting from the gross negligence of Tenant, Landlord hereby indemnifies, and agrees to protect, defend and hold the Tenant Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from the undertaking by Landlord of any Landlord Work or repairs to the Premises or the Building, or from any material breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any willful act or gross negligence of Landlord, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Tenant Indemnitees by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel acceptable to Tenant. Tenant reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Tenant or its insurers to the extent of amounts, if any, paid to Tenant under its “All-Risks” property insurance.

ARTICLE 18

RULES AND REGULATIONS

18.1 RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2 ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner,

ARTICLE 19

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20

ESTOPPEL CERTIFICATE

20.1 IN GENERAL

Within ten (10) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested,

20.2 ENFORCEMENT

In the event that Tenant fails to timely deliver an Estoppel Certificate, and such failure continues for five (5) business days following a second written notice by Landlord to Tenant, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $1000.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE 21

INTENTIONALLY OMITTED

ARTICLE 22

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1(14), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1(14) are entitled in connection with this Lease pursuant to Landlord’s written agreement with such brokers.

ARTICLE 23

MORTGAGEE PROTECTION

23.1 SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so, Upon request by such successor in interest. Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein, Further, Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (“SNDA”) for the benefit of Tenant from any current or future Mortgagee whereby the Mortgagee agrees to recognize the rights of Tenant under this Lease in the event of a foreclosure of the Mortgage held by such Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Landlord’s failure to obtain a SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

23.2 MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE 24

NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall he personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid. A courtesy copy in electronic format of notices to Tenant shall also be sent to: generalcounsel@exponential.com; but Landlord’s failure to deliver such courtesy copy in electronic format shall not impair or invalidate the effectiveness of any notice sent by Landlord as provided in the first sentence above.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Section 1.1.

(c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, except with respect to a notice given under Code of Civil Procedure Section 1161 et seq., the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25

MISCELLANEOUS

25.1 LATE CHARGES

(a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord’s demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b) In the event Tenant is more than seven (7) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

25.2 NO JURY TRIAL; VENUE; JURISDICTION

To the fullest extent permitted by law, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3 NO DISCRIMINATION

Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

25.4 FINANCIAL STATEMENTS

Within ten (10) days after written request from Landlord from time to time during the Term but not to exceed one (1) request per calendar year unless otherwise required by any Mortgagee, Tenant shall provide Landlord with current financial statements setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.

25.5 OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.6 TENANT AUTHORITY

Each party represents and warrants to the other party that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

25.7 ENTIRE AGREEMENT

This Lease, the Exhibits, and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.8 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.9 EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for consequential, punitive or special damages with respect to this Lease.

25.10 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article 10, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

25.11 LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.9 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or any Landlord Affiliate. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

25.12 BINDING EFFECT

Subject to the provisions of Article 10, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.13 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.14 TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.15 ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.16 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.17 SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.18 NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.19 RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.20 SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of either party under this Lease to indemnify, protect, defend and hold harmless the other party (including Landlord and/or Indemnitees) shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.21 OFAC REPRESENTATION, WARRANTY AND COVENANT

Tenant represents, warrants and covenants that:

(1) Tenant and its principals are not acting, and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control;

(2) Tenant and its principals are not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity, or nation; and

(3) Tenant acknowledges that the breach of this representation, warranty and covenant by Tenant shall be an immediate Default under this Lease.

25.22 COUNTERPARTS

This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Telecopied signatures or signatures transmitted by electronic mail in so-called “pdf’ format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.

25.23 RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1(4) hereof.

TENANT:		LANDLORD:

EXPONENTIAL INTERACTIVE, INC., a Delaware corporation		EMERY STATION JOINT VENTURE, LLC, a California limited liability company

		By:		Emery Station Associates, LLC
a California limited liability
By:	/s/ Thomas Chow			company
Print Name: Thomas Chow		Its:		Managing Member
Its:	General Counsel & CCO

By: Wareham - NZL, LLC
a California limited liability
By:				company
Print Name		Its:		Managing Member
Its:

			By:	/s/ Richard K. Robbins
Richard K. Robbins
Manager

EXHIBIT A

PLAN OF PREMISES

A-1

EXHIBIT B

WORKLETTER AGREEMENT

(Landlord Build - Turnkey

This Workletter Agreement (“Workletter”) is attached to and a part of a certain Office Lease dated as of October __, 2014, executed concurrently herewith by Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, and Exponential Interactive, Inc,, a Delaware corporation, as Tenant, for the Premises as described therein (the “Lease”).

1. Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

1.1 “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including, all building codes and the ADA (defined in the Lease).

1.2 “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall be based upon and consistent with the Design Documents.

1.3 “Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein.

1.4 “Landlord Work” means the construction and installation of the Tenant Improvements.

2. Design Matters.

2.1 Landlord, through its architects and/or space planners (“Landlord’s Architect”), shall prepare the Design Documents and the Construction Drawings, as they may be modified as provided herein, in accordance with the design of the Tenant Improvements agreed upon by Landlord and Tenant, Such final Design Documents will be attached hereto as Schedule 1.

2.2 Tenant shall be responsible for the suitability for the Tenant’s needs and business of the design and function of all Tenant Improvements. Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve the Construction Drawings, in writing, within five (5) days of submission by Landlord. Tenant cannot withhold its approval of the Construction Drawings so long as they are in material conformance with the Design Documents.

3. Turn-Key Construction; Tenant Improvement Costs.

3.1 Turn-key Construction. Landlord, through its contractor, shall complete the construction of the Tenant Improvements in accordance with the Construction Drawings, using Building standard materials and finishes and in a good and workmanlike manner, at its sole cost and expense (“Turn-key Construction Costs”) (such materials and finishes are specified in the Design Documents attached hereto).

3.2 Turn-Key Construction Costs. The Turn-key Construction Costs shall include:

(a) The costs of Landlord’s Architect and any other consultants retained by Landlord in connection with the preparation of the Constructions Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

(c) All costs of interior design and finish schedule plans and specifications including as-built drawings; and

(d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including: (i) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord’s contractor in connection with construction of the Tenant Improvements; and (ii) the cost of any services or utilities made available by Landlord.

3.3 Exclusions from Turn-key Construction Costs. The Turn-key Construction Costs shall not include:

(a) all costs in connection with any approved Change Order (as hereinafter defined) in accordance with the provisions of this Workletter;

(b) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, or other personal property (“Personal Property”) to be used in the Premises by Tenant, the cost of which shall be paid by Tenant;

(c) telephone and communications equipment and cabling, the cost of which shall be paid by Tenant, except that the installation of conduit routs for future telecom cabling with a string to pull the cables shall be a Landlord expense; or,

(d) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

3.4 Limitations of Landlord’s Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, as provided in the Lease. Notwithstanding the foregoing, Landlord shall warrant the materials and finishes for all Landlord Work for a period of twelve (12) months from the Commencement Date,

4. Changes. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of Tenant Improvement Allowance, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord’s authorization to proceed, If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.

5. Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed due to Tenant Delay (defined in the Lease), then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials, and the provisions of Article 2 of the Lease shall apply. Notwithstanding anything to the contrary contained herein, it shall not constitute a “Tenant Delay” unless within 48 hours after the start of the Tenant Delay, Landlord provides written notice to Tenant specifying the date of and circumstances causing the Tenant Delay.

6. DO NOT DELETE – NEEDED FOR MISSING NUMBER ERROR

7. Entry by Tenant. Tenant may, with Landlord’s written consent, which will not unreasonably be withheld, enter the Premises during construction and prior to the Commencement Date for the Premises solely for the purpose of installing Tenant’s Personal Property (defined in Section 3.2 above) as long as such entry will not interfere with the timely and orderly construction and completion of the Premises. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Such work and such contractors shall be subject to Landlord’s approval in the same manner as for work subject to Section 9.1(a) of the Lease. Such entry shall be without payment of Base Monthly Rent or Rent Adjustments, but such entry and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant’s indemnification obligations, insurance obligations, obligations under Article 7 and the provisions of Section 9.2.

8. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

DESIGN DOCUMENTS

(as defined in the Workletter)

EXPONENTIAL AT EMERYSTATION 1

INTERIOR FINISHES

Premises shall be constructed pursuant to the attached Floor Plan V8a (Floor Plan”) and Reflected Ceiling Plan V8A (“RCP”), applying Landlord’s Building Standards as outlined (or modified) below. All desks, tables, chairs, couches, TV’s, etc. other than the casework in the Kitchen/Café and two Copy Stations noted below will be FF&E to be supplied and installed by Tenant.

•	Standard Level 4 finish drywall walls. Drywall recesses for Tenant’s TV’s where indicated (with power and Voice/data ring and string at each).

•	Drywall recesses in 5 phone rooms (with power & voice/data ring & string at each).

•	Sound insulation between enclosed meeting rooms such as “Phone Rooms” and “Conference Rooms”.

•	Welded frames and wood finish doors at all Suite entries/exists (existing).

•	Knock-down aluminum door frames with matching storefront-style frames for glazing in enclosed rooms.

•	Full-height wood finish doors at all enclosed rooms.

•	Tenant is requesting to use sliding doors in the following rooms: Phone room #1, #2, #3 and Conference room #1.

•	Fine-line 2*2 ceiling grid with acoustic ceiling tiles in the general pattern indicated on the RCP with approx. 9’1” +/- finished ceiling height.

•	2*4 light fixtures as indicated, with can down lights in accent areas as shown on the RCP. Utility lighting in the Accounting and Marketing Storage to match existing conditions in those areas.

•	P-lam casework as indicated on the Floor Plan (i.e. in the Kitchen/Café including bar counter along window, and at both Copy Stations).

•	Painted metal handrails at ramp to terrace.

•

Carpet tiles throughout, except for VCT in storage rooms, server room and Mothers’ Room. Tenant shall be entitled to a total of 1,000 SF of polished concrete flooring in lieu of carpet tile, which is can apply in up to two different locations (e.g. Reception and Café).

•	Tenant may opt for rolled VCT in kitchen/café in lieu of concrete or carpet tile.

•	Plumbing requirement in kitchen/café - Landlord to install 3 copper water lines to service; 1) ice maker at refrigerator, 2) water filtration system, 3) commercial coffee system.

•	Building Standard electrical outlets, which include:

•	two duplexes per enclosed room (per mutually agreeable plan).

•	In Phone Rooms – two duplexes, one quad at TV recess, and one Wiremold Ratchet Pro series recessed floor box.

•	four duplexes in conference rooms

•	In Conference Rooms – 3 duplexes, one quad at TV recess and one Wiremold Ratchet Pro series recessed floor box.

•

j-boxes for Tenant-supplied furniture whips at the wall end of every bench row. For those bench groups that are free-standing in the floor, a floor-mount j-box for the whip will be provided (location to be determined per mutually agreeable furniture plan & field verification),

•	Industry-standard electrical provisions for Kitchen/Café and Copy Stations – No fewer than 8 quad outlets to be provided on separate circuits,

•	Existing specialized electrical already existing in server room (and existing racks and cable tray in Server Room will be left in place for Tenant’s re-use).

•	Convenience outlets in open office areas per industry-standard and code.

•	Server room will have electrical as noted above. It will be served by its own HVAC zone and will have a temperature-activated exhaust fan in addition.

•	Building Standard eggshell paint with up to two accent colors per tenants existing brand colors.

EXHIBIT C

RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord, No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant,

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals.

9. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights,

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17. Tenant’s vendors and contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord) and shall be required to maintain such insurance coverage as reasonably approved by Landlord with liability policies naming Landlord and the Indemnitees as additional insureds.

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises,

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name, without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant’s business office operations and only in quantities suitable for immediate use.

31. Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel, to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

32. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

RIDER 1

COMMENCEMENT DATE AGREEMENT

_____________, LLC, a _________ limited liability company (“Landlord”), and __________________________, a ______________________ (“Tenant”), have entered into a certain Office Lease dated as of _______________________, 20__ (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The Commencement Date (as defined in the Lease) of the Lease is __________.

3. The Expiration Date (as defined in the Lease) of the Lease is __________.

4. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the Landlord Work is Substantially Complete; and

(c) That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

____________________________________, a ___________________________	______________________________, LLC, a ______ limited liability company

By:	By:
Print Name:	Richard K. Robbins
Its:	Managing Member

By:	[INSERT CORRECT SIGNATURE
Print Name:	BLOCK FOR PROPERTY]
Its:

RIDER 1

COMMENCEMENT DATE AGREEMENT – Revised

EMERYSTATION JOINT VENTURE, LLC (“Landlord”) and Exponential Interactive, Inc. (“Tenant”) have entered into a certain Office Lease dated as of October 13, 2014.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 1.6 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The New Premises Commencement Date (as defined in the “Lease”) is February 4, 2015.

3. The New Premises Expiration Date (as defined in the “Lease”) is February 28, 2022.

4. Tenant hereby confirms the following:

(a)	That it has accepted possession of the premises pursuant to the terms of the Lease;

(b)	That the Landlord Work is Substantially Complete and:

(c)	That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:		LANDLORD:

EXPONENTIAL INTERACTIVE, INC.		EMERYSTATION JOINT VENTURE, LLC

By:	/s/ Thomas Chow	By:	/s/ Richard Robbins
Print Name:	Thomas Chow		Richard K. Robbins
Its:	General Counsel & CEO		Managing Member

Date: 2/24/2015		Date: 2/26/15

EXHIBIT B

SUBLEASED PREMISES

Exponential Interactive, Inc.
Berkeley Lights, Inc.
E.6
F.1
F.2
F.8
G.2
E.6
F.1
F.2
F.8
G.2

WAREHAM DEVELOPMENT

Exponential Test Fit- Third Floor Plan- V8a

SK8-FL03

SCALE: 1/16" = 1'-0"
07 October 2014

DGA planning | architecture | interiors

EXHIBIT C

SUBTENANT IMPROVEMENTS

BLI ENTRY DOOR
Exponential Interactive, Inc.
Berkeley Lights, Inc.
E.6
F.1
F.2
F.8
G.2

WAREHAM
DEVELOPMENT

Exponential Test Fit- Third Floor Plan- V8a

SK8-FL03

SCALE: 1/16" = 1'-0"
07 October 2014

DGA planning | architecture | interiors

EXHIBIT D

CONSENT TO SUBLEASE

CONSENT TO SUBLEASE

EMERY STATION JOINT VENTURE, LLC (“Landlord”), hereby consents upon the following terms and conditions to the subletting by EXPONENTIAL INTERACTIVE, INC., a Delaware corporation (“Tenant”), to BERKELEY LIGHTS, INC., a Delaware corporation (“Subtenant”), pursuant to a sublease agreement attached hereto as Exhibit A (“Sublease”), of certain space (the “Sublet Space”) described in the Sublease, being located in the building known as 5858 Horton Street, Emeryville, California (the “Building”), which Sublet Space is a portion of the premises (“Premises”) now leased and demised by Landlord to Tenant pursuant to that certain Office Lease by and between Landlord and Tenant, dated as of October 13, 2014 (which lease, as the same may hereafter be amended, is herein called the “Lease”):

1. Sublease Subordinate to Lease.

(a) The Sublease shall be subject and subordinate at all times to the Lease, and to all of the provisions, covenants, agreements, terms and conditions (collectively, “Provisions”) of the Lease and of this Consent to Sublease (“Consent”). All capitalized terms used herein and not otherwise defined herein shall be deemed to have the same meanings ascribed thereto in the Lease.

(b) Neither Tenant nor Subtenant shall act in any manner which is inconsistent with the terms of the Lease or do or permit anything to be done in connection with Subtenant’s occupancy of the Sublet Space which would violate any of the provisions of the Lease. Any breach or violation of any provision of the Lease by Subtenant (after any applicable notice and cure periods provided in the Lease and Sublease) shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision and, in such event, Landlord shall have all of the rights, powers and remedies provided in the Lease, or at law, in equity, by statute or otherwise, with respect to default.

(c) Nothing herein contained shall be construed to (i) modify, waive, impair or affect any of the Provisions (except as may be expressly provided herein), (ii) waive any present or future breach of, or default under, the Lease or any rights of Landlord against any person or entity liable or responsible for the performance thereof, (iii) enlarge or increase Landlord’s obligations or Tenant’s rights under the Lease or otherwise; and all provisions of the Lease are hereby declared by Tenant to be in full force and effect.

(d) Nothing herein contained shall be construed as a consent to or approval or ratification by Landlord of any of the particular provisions of the Sublease (except as may be herein expressly provided) or as a representation or warranty by Landlord. Landlord has not, and will not, review or pass upon any of the provisions of the Sublease and shall not be bound or estopped in any way by the provisions of the Sublease.

(e) Landlord consents to the Sublease subject to the express terms and conditions of this Consent, including without limitation, the signage and alterations to be made by the Subtenant as described in Exhibit B. Tenant and Subtenant jointly and severally represent and warranty to Landlord that the copy of the Sublease attached hereto as Exhibit A is a true, complete and correct copy of the Sublease and that the Sublease constitutes the entire agreement between Tenant and Subtenant with respect to the Sublet Space.

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(f) All communications with Landlord with respect to its obligations under the Lease shall be made by Tenant.

(g) Tenant shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions of the Lease on the part of Tenant to be kept, performed and observed, including, without limitation, the payment of Base Rent and Additional Rent (as such terms are defined in the Lease).

(h) Tenant and if and to the extent applicable, Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred or imposed for services rendered and material supplied to the Sublet Space.

(i) In the event of any default (after any applicable notice and cure periods provided in the Lease and Sublease) by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder, such event may, at Landlord’s option, be deemed a default under the Lease, and Landlord shall have all of the rights, powers and remedies provided for in the Lease, or at law, in equity, by statute, or otherwise with respect to the default.

(j) In case of any conflict between the provisions of (i) the Lease and the Sublease, then the provisions of the Lease shall prevail, and (ii) this Consent and the Lease and/or the Sublease, then the provisions of this Consent shall prevail.

(k) Tenant agrees that Tenant will pay to Landlord a processing fee of $1,000.00, to cover Landlord’s legal costs and other costs associated with the processing of this Consent.

2. Insurance Certificate. Simultaneously with its execution of this Consent, Subtenant shall provide Landlord with a copy of a certificate of insurance meeting the requirements set forth in the Lease and providing the same insurance coverage required to be obtained by Tenant under the Lease as to both the types of insurance and the amounts of such policies. Landlord shall be listed as a named insured on such policies as and to the extent provided in the Lease.

3. Renewal Option. If Tenant exercises the Renewal Option, Landlord agrees that it will recognize the exercise of the Renewal Option notwithstanding the fact that Subtenant may be occupying some or all of the Premises during the Renewal Term. Notwithstanding anything to the contrary contained in the Lease, in the event Tenant elects not to exercise its Renewal Option, Landlord agrees that (i) Tenant shall have the right to assign its interest in the Lease to Subtenant, as assignee, upon notice to Landlord and Landlord agrees to release Tenant (Exponential Interactive, Inc. and its successors or assigns) from all liability under the Lease arising after the expiration of the initial Term of the Lease (i.e., February 28, 2022) in order to effectuate such assignment; (ii) Subtenant shall have the right to exercise the Renewal Option for the Renewal Term on the same terms and conditions as the Tenant under the Lease; and (iii) Landlord shall not exercise its right to recapture any portion of the Premises pursuant to Section 10.2 of the Lease.

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4. No Assignment. Neither this Consent nor any right created hereunder may be assigned by Tenant or Subtenant except as expressly provided in the Sublease and/or the Lease.

5. No Further Right to Sublet. This Consent is not, and shall not be construed as, a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant. Notwithstanding anything to the contrary contained in the Lease and/or the Sublease, without the prior written consent of Landlord in each instance: (a) the Sublease shall not be assigned, extended or renewed, except for such assignments, extensions or renewals as are expressly provided in the Sublease, and (b) neither the Sublet Space nor any part thereof shall be further sublet except as are expressly provided in the Sublease. This Consent shall in no manner be construed as limiting Landlord’s ability to exercise its rights to recapture any portion of the Premises, as set forth in the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

6. Use. Subject to all of the provisions of the Lease, the Sublet Space and each part thereof shall be used by Subtenant solely for office and related uses and for no other purpose and in conformance with the Provisions.

7. Termination of Lease.

(a) If, during the term of the Sublease, the term of the Lease shall expire or the Lease shall sooner terminate, or Tenant shall surrender the Lease to Landlord, Landlord, at its option, upon written notice given to Tenant and Subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, and without any additional or further agreement of any kind on the part of Tenant or Subtenant, may elect to require Subtenant to attorn to Landlord. If Landlord so elects, Subtenant, upon demand of Landlord, agrees to execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the foregoing provisions of this Paragraph. If Landlord exercises its right of attornment, the terms of the Sublease (except as modified by this Consent) shall govern the relations between Landlord and Subtenant; provided that Landlord shall not be liable for any act or omission of Sublandlord; subject to any defense, claim, counterclaim, set-off or offset which Subtenant may have against Sublandlord; bound by any prepayment of more than one month’s Rent to Sublandlord; bound by any obligation to make any payment to Subtenant which was required to be made prior to the time Landlord succeeded to Sublandlord’s interest; bound by any modification or amendment of the Sublease made without Landlord’s consent; or liable for the repayment of any security deposit, unless such security deposit actually is paid to Landlord.

(b) In the event that Landlord does not elect to exercise its option under Paragraph 6(a) hereof to require Subtenant to attorn, or Landlord gives Subtenant written notice, at any time before the thirtieth (30th) day of the thirty (30) day period referred to in Paragraph 6(a) hereof, to the effect that Landlord will not exercise such option, then, on or before the seventh (7th) day after (i) the expiration of such thirty (30) day period or (ii) Subtenant’s receipt of such written notice, whichever shall first occur, Subtenant shall vacate the Sublet Space. In case of the failure of Subtenant to so vacate the Sublet Space, Landlord shall be entitled to all the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term and to such other rights and remedies as may be provided for in the Lease, at law, or in equity. Tenant and Subtenant, at Landlord’s option, shall be deemed to be occupying the Sublet Space as a tenancy at sufferance at daily rent equal to 1/30th of an amount equal to the product of two (2) times the Sublease Monthly Rent (as defined in the Sublease).

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8. No Alterations. No alterations, additions, or physical changes shall be made in the Sublet Space, or any part thereof, without Landlord’s prior written consent.

9. Copy of Sublease and No Amendment. Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease annexed hereto as Exhibit A is a true and correct copy thereof and that the Sublease has not been amended, modified or changed. Tenant and Subtenant represent and warrant to Landlord that Tenant and Subtenant shall not, without the prior written consent of Landlord, amend, modify or terminate the Sublease in any manner, which consent shall not be unreasonably withheld, conditioned or delayed.

10. Representations of Subtenant. Subtenant represents to and agrees with Landlord that: (a) the term of the Sublease will expire on or prior to the date of the expiration of the term of the Lease except as may be extended pursuant to the terms of the Sublease and as may be otherwise agreed to in writing by Landlord and Subtenant; and (b) Subtenant is financially responsible, of good reputation and engaged in a business which is in keeping with the standards of Landlord in those respects for the Building and its occupancy.

11. Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Consent or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Consent, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Consent shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Consent and to survive and not be merged into any such judgment.

12. Miscellaneous.

(a) This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

(b) Captions are inserted for convenience only and will not affect the construction hereof.

(c) Any bills, statement, notices, demands, requests, consents or other communications given or required to be given under this Consent shall be effective only if rendered or given in writing and delivered personally (which includes air courier service) or sent by mail (certified, return receipt requested), postage prepaid, addressed to the respective party at the address set forth in the Lease and/or the Sublease or at such other address as such party may designate as its new address for such purpose by notice in accordance with the provisions hereof, or, if addressed to Tenant or Subtenant after the date on which such party first occupies the Premises or the Sublet Space, as the case may be, at the Building; the same shall be deemed to have been rendered or given on the date delivered, if delivered personally, or on the date mailed, if mailed.

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(d) This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein.

(e) This Consent will for all purposes be construed in accordance with and governed by the laws of the State of California.

(f) This Consent shall not be effective until executed by all the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

(g) Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein or therein, or now or hereafter existing, at law, in equity, by statute, or otherwise, and the exercise, or beginning of the exercise, by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(h) The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that no violation of the provisions of Paragraph 3 shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

(i) If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(j) Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease or this Consent and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

(k) Tenant and Subtenant agree that the liability of Landlord hereunder and any recourse by Tenant or Subtenant against Landlord shall be subject to the limitations on liability set forth in the Lease. In addition, neither Landlord, nor any of its constituent members, partners, or agents, shall have any personal liability, and Tenant and Subtenant each hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant and/or Subtenant.

(l) Landlord shall provide Subtenant with copies of all notices given under the Lease to Tenant to the extent such notices implicate the Sublet Space, including notices of default, and Landlord shall provide Subtenant with an opportunity to cure any such default under the Lease provided Subtenant shall have no obligation to do so.

[signatures on following page]

5

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of March __, 2019.

TENANT:	LANDLORD:

EXPONENTIAL INTERACTIVE, INC., a Delaware corporation	BERKELEY LIGHTS, INC., a Delaware corporation

By:	By:

Name	Name:

Title:	Title:

Date:	Date:

LANDLORD:

EMERY STATION JOINT VENTURE, LLC a California limited liability company

By:

Print Name

Title:

Date:

6

EXHIBIT A

COPY OF SUBLEASE

INTENTIONALLY OMITTED

7

EXHIBIT B

DESCRIPTION OF SIGNAGE AND ALTERATIONS

2

BLI ENTRY DOOR
Exponential Interactive, Inc.
Berkeley Lights, Inc.
E.6
F.1
F.2
F.8
G.2

WAREHAM DEVELOPMENT

Exponential Test Fit- Third Floor Plan- V8a

SK8-FL03

SCALE: 1/16" = 1'-0"
07 October 2014

DGA planning | architecture | interiors

3

EXHIBIT E

LIST OF FF&E

South Area-Inventory

Qty	Description	Location
2	4 conference room table with power	conf room
7	5622y/E3 Blue & Black Sit on It Seating rolly chairs	Conf room
3	Panasonic LED TV monitors w/ Mounting and cables	Conf room
8	Metal cabinets (4 drawer)- Locking	Storage Closet
2	Wood Cabinets in printing station	Main Area
3	Clocks	Conf room
33	“As Is” Cat6 Cabling for work stations, Coring and Electrical	Main area
7	Folding Blinds	Windows

EXHIBIT F

BILL OF SALE

BILL OF SALE

For good and valuable consideration in the amount of Ten and NO/100 Dollars ($10.00), EXPONENTIAL INTERACTIVE, INC. (“Seller”), does hereby sell, transfer, and convey to BERKELEY LIGHTS, INC. (“Purchaser”), that certain personal property described in the attached Exhibit A attached hereto and incorporated herein (the “Personal Property”).

PURCHASER ACKNOWLEDGES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PERSONAL PROPERTY ON AN “AS IS, WHERE IS” BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED FROM SELLER AS TO ANY MATTERS CONCERNING THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Dated this ____ day of ________, 2019.

SELLER:	PURCHASER:

EXPONENTIAL INTERACTIVE, INC.	BERKELEY LIGHTS, INC.

By:	By:

Name	Name:

Its:	Its:

Exhibit A

List of Personal Property

1

South Area-Inventory

Qty	Description	Location
2	4 conference room table with power	conf room
7	5622y/E3 Blue & Black Sit on It Seating rolly chairs	Conf room
3	Panasonic LED TV monitors w/ Mounting and cables	Conf room
8	Metal cabinets (4 drawer)- Locking	Storage Closet
2	Wood Cabinets in printing station	Main Area
3	Clocks	Conf room
33	“As Is” Cat6 Cabling for work stations, Coring and Electrical	Main area
7	Folding Blinds	Windows